EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Second Quarter 2025 Results
For the quarter ended June 30, 2025

•Net Revenue of $3.18 billion and Net Income of $519 million

•Consolidated Adjusted Property EBITDA of $1.33 billion

•Macao Adjusted Property EBITDA of $566 million
◦High Hold on Rolling Play in Macao Positively Impacted Adjusted Property EBITDA by $7 million

•Marina Bay Sands Adjusted Property EBITDA of $768 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $107 million

•LVS Repurchased $800 million of Common Stock

LAS VEGAS, July 23, 2025 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended June 30, 2025.

“We remain enthusiastic about our opportunities to deliver industry-leading growth in both Macao and Singapore as we realize the benefits from our recently completed capital investment programs in both markets,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well for future growth.

“In Singapore, Marina Bay Sands once again delivered record financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as travel and tourism spending in Asia expands.

“Our financial strength and industry-leading cash flow continue to support our investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $800 million of LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders.”

Net revenue was $3.18 billion, compared to $2.76 billion in the prior year quarter. Operating income was $783 million, compared to $591 million in the prior year quarter. Net income in the second quarter of 2025 was $519 million, compared to $424 million in the second quarter of 2024.

Consolidated adjusted property EBITDA was $1.33 billion, compared to $1.07 billion in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 2.5% to $1.79 billion, compared to the second quarter of 2024. Net income for SCL was $214 million, compared to $246 million in the second quarter of 2024.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $194 million for the second quarter of 2025, compared to $186 million in the prior year quarter. Our weighted average debt balance was $15.85 billion during the second quarter of 2025, compared to $14.73 billion during the second quarter of 2024. Our weighted average borrowing cost was 4.8% during the second quarter of 2025, compared to 5.0% during the second quarter of 2024.

Our effective income tax rate for the second quarter of 2025 was 14.8%, compared to 14.5% in the prior year quarter. The income tax rate for the second quarter of 2025 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the second quarter of 2025, we repurchased $800 million of our common stock (approximately 20 million shares at a weighted average price of $39.59). The remaining amount authorized under our share repurchase program was $1.20 billion as of June 30, 2025. Since the resumption of our share repurchase program in the fourth quarter of 2023 through June 30, 2025, we have repurchased 79 million shares of our common stock at an average price of $44.38, for a total investment of $3.50 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

During the second quarter of 2025 and through July 23, 2025, we purchased $179 million of SCL common stock (87 million shares at an average price of HKD 16.00), increasing the company’s ownership percentage of SCL to 73.4% as of July 23, 2025.

We paid a quarterly dividend of $0.25 per common share during the quarter. Our next quarterly dividend of $0.25 per common share will be paid on August 13, 2025, to Las Vegas Sands stockholders of record on August 5, 2025.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2025 were $3.45 billion.

The company has access to $4.45 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of June 30, 2025, total debt outstanding, excluding finance leases, was $15.68 billion.

On May 6, 2025, the company issued, in an underwritten public offering, two series of senior unsecured notes in an aggregate principal amount of $1.50 billion, consisting of $1.0 billion of

5.625% Senior Notes due June 15, 2028 and $500 million of 6.000% Senior Notes due June 14, 2030. The net proceeds from the offering were used to redeem in full the outstanding amount of the $500 million 2.900% Senior Notes due June 25, 2025 and any accrued interest, and to pay transaction-related fees and expenses. The remaining proceeds are being used for general corporate purposes, including share repurchases.

Additionally, during the quarter, the company drew down HKD 12.75 billion (approximately $1.64 billion at exchange rates in effect at the time of the transaction) under the 2024 SCL Term Loan Facility, in which the proceeds, coupled with cash on hand, were used to redeem in full the outstanding principal amount of $1.63 billion of the 5.125% SCL Senior Notes due August 8, 2025 and any accrued interest.

The company drew down SGD 1.13 billion (approximately $848 million at exchange rates in effect at the time of the payment) on the 2025 Singapore Delayed Draw Term Facility to fund the payment for the land premium related to the Marina Bay Sands expansion project.

Capital Expenditures
Capital expenditures during the second quarter totaled $286 million, including construction, development and maintenance activities of $138 million in Macao and $129 million at Marina Bay Sands.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 23, 2025, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian Macao®, The Plaza Macao and Four Seasons Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “look forward to,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Second Quarter 2025 Results
Non-GAAP Financial Measures

Within the company’s second quarter 2025 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Casino	$2,415	$2,035	$4,542	$4,263
Rooms	345	313	669	643
Food and beverage	147	148	288	298
Mall	187	174	373	348
Convention, retail and other	81	91	165	168
Net revenues	3,175	2,761	6,037	5,720
Operating expenses:
Resort operations	1,846	1,691	3,569	3,449
Corporate	69	69	142	147
Pre-opening	9	3	13	6
Development	69	61	138	114
Depreciation and amortization	371	316	733	636
Amortization of leasehold interests in land	20	14	35	30
Loss on disposal or impairment of assets	8	16	15	30
	2,392	2,170	4,645	4,412
Operating income	783	591	1,392	1,308
Other income (expense):
Interest income	42	80	84	151
Interest expense, net of amounts capitalized	(194)	(186)	(368)	(368)
Other income (expense)	(22)	11	(23)	5
Loss on modification or early retirement of debt	—	—	(5)	—
Income before income taxes	609	496	1,080	1,096
Income tax expense	(90)	(72)	(153)	(89)
Net income	519	424	927	1,007
Net income attributable to noncontrolling interests	(58)	(71)	(114)	(160)
Net income attributable to Las Vegas Sands Corp.	$461	$353	$813	$847

Earnings per share:
Basic	$0.66	$0.48	$1.15	$1.14
Diluted	$0.66	$0.48	$1.15	$1.13

Weighted average shares outstanding:
Basic	695	740	704	745
Diluted	696	741	704	747

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net Revenues
The Venetian Macao	$663	$686	$1,301	$1,457
The Londoner Macao	642	444	1,171	1,006
The Parisian Macao	194	265	421	495
The Plaza Macao and Four Seasons Macao	194	250	402	392
Sands Macao	71	79	146	155
Ferry Operations and Other	33	30	65	60
Macao Operations	1,797	1,754	3,506	3,565

Marina Bay Sands	1,388	1,016	2,551	2,174
Intercompany Royalties	67	63	128	126
Intersegment Eliminations(1)	(77)	(72)	(148)	(145)
	$3,175	$2,761	$6,037	$5,720

Adjusted Property EBITDA
The Venetian Macao	$236	$262	$461	$576
The Londoner Macao	205	103	358	275
The Parisian Macao	44	83	110	154
The Plaza Macao and Four Seasons Macao	66	100	140	136
Sands Macao	9	10	19	22
Ferry Operations and Other	6	3	13	8
Macao Operations	566	561	1,101	1,171

Marina Bay Sands	768	512	1,373	1,109
	$1,334	$1,073	$2,474	$2,280

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	35.6%	38.2%	35.4%	39.5%
The Londoner Macao	31.9%	23.2%	30.6%	27.3%
The Parisian Macao	22.7%	31.3%	26.1%	31.1%
The Plaza Macao and Four Seasons Macao	34.0%	40.0%	34.8%	34.7%
Sands Macao	12.7%	12.7%	13.0%	14.2%
Ferry Operations and Other	18.2%	10.0%	20.0%	13.3%
Macao Operations	31.5%	32.0%	31.4%	32.8%

Marina Bay Sands	55.3%	50.4%	53.8%	51.0%

Total	42.0%	38.9%	41.0%	39.9%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$519	$424	$927	$1,007
Add (deduct):
Income tax expense	90	72	153	89
Loss on modification or early retirement of debt	—	—	5	—
Other (income) expense	22	(11)	23	(5)
Interest expense, net of amounts capitalized	194	186	368	368
Interest income	(42)	(80)	(84)	(151)
Loss on disposal or impairment of assets	8	16	15	30
Amortization of leasehold interests in land	20	14	35	30
Depreciation and amortization	371	316	733	636
Development expense	69	61	138	114
Pre-opening expense	9	3	13	6
Stock-based compensation(1)	5	3	6	9
Corporate expense	69	69	142	147
Consolidated Adjusted Property EBITDA	$1,334	$1,073	$2,474	$2,280
____________________

(1)
During the three months ended June 30, 2025 and 2024, the company recorded stock-based compensation expense of $17 million and $14 million, respectively, of which $12 million and $11 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the six months ended June 30, 2025 and 2024, the company recorded stock-based compensation expense of $26 million and $34 million, respectively, of which $20 million and $25 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income attributable to LVS	$461	$353	$813	$847

Pre-opening expense	9	3	13	6
Development expense	69	61	138	114
Loss on disposal or impairment of assets	8	16	15	30
Other (income) expense	22	(11)	23	(5)
Loss on modification or early retirement of debt	—	—	5	—
Income tax impact on net income adjustments(1)	(14)	(13)	(28)	(24)
Noncontrolling interest impact on net income adjustments	(8)	2	(11)	(5)
Adjusted net income attributable to LVS	$547	$411	$968	$963

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Per diluted share of common stock:
Net income attributable to LVS	$0.66	$0.48	$1.15	$1.13

Pre-opening expense	0.01	—	0.02	0.01
Development expense	0.10	0.08	0.20	0.15
Loss on disposal or impairment of assets	0.01	0.02	0.02	0.04
Other (income) expense	0.03	(0.01)	0.03	(0.01)
Loss on modification or early retirement of debt	—	—	0.01	—
Income tax impact on net income adjustments	(0.01)	(0.02)	(0.03)	(0.03)
Noncontrolling interest impact on net income adjustments	(0.01)	—	(0.02)	—
Adjusted earnings per diluted share	$0.79	$0.55	$1.38	$1.29

Weighted average diluted shares outstanding	696	741	704	747
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2025	2024
Macao Operations	$(11)	$6
Marina Bay Sands(1)	(137)	(59)
	$(148)	$(53)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2025	2024
Macao Operations	$(7)	$4
Marina Bay Sands(1)	(107)	(46)
	$(114)	$(42)
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30% for the Macao operations and 3.70% for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
We revised the expected Rolling Chip win percentage from 3.30% to 3.70% during the three months ended March 31, 2025, due to the increase in Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP expected Rolling Chip win percentage for Marina Bay Sands has also been adjusted to conform to the current period presentation.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$9,710	$9,234	$9,271	$10,045
Slot machine win per unit per day(2)	$305	$363	$336	$397
Average number of table games	658	724	663	705
Average number of slot machines	1,651	1,639	1,667	1,553

The Londoner Macao:
Table games win per unit per day(1)	$11,904	$11,180	$11,194	$10,896
Slot machine win per unit per day(2)	$591	$500	$506	$491
Average number of table games	523	385	509	438
Average number of slot machines	1,566	1,228	1,562	1,348

The Parisian Macao:
Table games win per unit per day(1)	$6,850	$6,982	$7,552	$7,048
Slot machine win per unit per day(2)	$273	$442	$278	$415
Average number of table games	228	342	238	310
Average number of slot machines	1,412	980	1,352	907

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$19,300	$25,969	$20,460	$21,653
Slot machine win per unit per day(2)	$92	$276	$99	$142
Average number of table games	105	108	105	101
Average number of slot machines	53	13	51	17

Sands Macao:
Table games win per unit per day(1)	$5,435	$8,140	$5,774	$7,412
Slot machine win per unit per day(2)	$256	$279	$246	$298
Average number of table games	116	94	114	99
Average number of slot machines	761	635	779	603

Marina Bay Sands:
Table games win per unit per day(1)	$21,003	$14,405	$18,928	$16,031
Slot machine win per unit per day(2)	$1,052	$906	$992	$901
Average number of table games	539	493	541	502
Average number of slot machines	2,959	2,930	2,979	2,936
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$524	$556	$(32)
Rooms	50	50	—
Food and beverage	15	16	(1)
Mall	62	55	7
Convention, retail and other	12	9	3
Net revenues	$663	$686	$(23)

Adjusted Property EBITDA	$236	$262	$(26)
EBITDA Margin %	35.6%	38.2%	(2.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$859	$795	$64
Rolling Chip win %(1)	3.57%	4.86%	(1.29)	pts

Non-Rolling Chip drop	$2,348	$2,325	$23
Non-Rolling Chip win %	23.5%	24.5%	(1.0)	pts

Slot handle	$1,372	$1,548	$(176)
Slot hold %	3.3%	3.5%	(0.2)	pts

Hotel Statistics

Occupancy %	98.6%	96.4%	2.2	pts
Average daily room rate (ADR)	$195	$198	$(3)
Revenue per available room (RevPAR)	$192	$191	$1
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$495	$318	$177
Rooms	95	77	18
Food and beverage	27	22	5
Mall	21	17	4
Convention, retail and other	4	10	(6)
Net revenues	$642	$444	$198

Adjusted Property EBITDA	$205	$103	$102
EBITDA Margin %	31.9%	23.2%	8.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,090	$2,357	$(267)
Rolling Chip win %(1)	4.09%	2.47%	1.62	pts

Non-Rolling Chip drop	$2,196	$1,647	$549
Non-Rolling Chip win %	21.9%	20.3%	1.6	pts

Slot handle	$2,114	$1,546	$568
Slot hold %	4.0%	3.6%	0.4	pts

Hotel Statistics

Occupancy %	93.3%	94.4%	(1.1)	pts
Average daily room rate (ADR)	$259	$195	$64
Revenue per available room (RevPAR)	$242	$184	$58
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$143	$207	$(64)
Rooms	34	32	2
Food and beverage	11	17	(6)
Mall	5	7	(2)
Convention, retail and other	1	2	(1)
Net revenues	$194	$265	$(71)

Adjusted Property EBITDA	$44	$83	$(39)
EBITDA Margin %	22.7%	31.3%	(8.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume(1)	$—	$—	$—
Rolling Chip win %	—%	—%	—	pts

Non-Rolling Chip drop	$663	$1,088	$(425)
Non-Rolling Chip win %	21.4%	20.0%	1.4	pts

Slot handle	$872	$943	$(71)
Slot hold %	4.0%	4.2%	(0.2)	pts

Hotel Statistics

Occupancy %	99.2%	95.7%	3.5	pts
Average daily room rate (ADR)	$147	$147	$—
Revenue per available room (RevPAR)	$146	$141	$5
____________________

(1)	Rolling Chip tables were made available based on demand beginning in March 2024.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$122	$178	$(56)
Rooms	28	25	3
Food and beverage	7	8	(1)
Mall	37	38	(1)
Convention, retail and other	—	1	(1)
Net revenues	$194	$250	$(56)

Adjusted Property EBITDA	$66	$100	$(34)
EBITDA Margin %	34.0%	40.0%	(6.0)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,399	$2,449	$(1,050)
Rolling Chip win %(1)	2.72%	3.32%	(0.60)	pts

Non-Rolling Chip drop	$655	$748	$(93)
Non-Rolling Chip win %	22.3%	23.4%	(1.1)	pts

Slot handle(2)	$19	$1	$18
Slot hold %	2.3%	23.4%	(21.1)	pts

Hotel Statistics

Occupancy %	92.1%	88.2%	3.9	pts
Average daily room rate (ADR)	$502	$489	$13
Revenue per available room (RevPAR)	$462	$432	$30
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the prior year, a majority of the slot machines were temporarily relocated to other properties, with the remaining slot machines reserved for high-end patrons.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$63	$70	$(7)
Rooms	4	5	(1)
Food and beverage	3	3	—
Convention, retail and other	1	1	—
Net revenues	$71	$79	$(8)

Adjusted Property EBITDA	$9	$10	$(1)
EBITDA Margin %	12.7%	12.7%	—	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$23	$24	$(1)
Rolling Chip win %(1)	5.60%	4.65%	0.95	pts

Non-Rolling Chip drop	$389	$401	$(12)
Non-Rolling Chip win %	14.4%	17.1%	(2.7)	pts

Slot handle	$589	$542	$47
Slot hold %	3.0%	3.0%	—	pts

Hotel Statistics

Occupancy %	99.4%	99.0%	0.4	pts
Average daily room rate (ADR)	$176	$172	$4
Revenue per available room (RevPAR)	$175	$170	$5
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$1,068	$706	$362
Rooms	134	124	10
Food and beverage	84	82	2
Mall	62	58	4
Convention, retail and other	40	46	(6)
Net revenues	$1,388	$1,016	$372

Adjusted Property EBITDA	$768	$512	$256
EBITDA Margin %	55.3%	50.4%	4.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$8,945	$6,075	$2,870
Rolling Chip win %(1)	5.26%	4.68%	0.58	pts

Non-Rolling Chip drop	$2,360	$2,039	$321
Non-Rolling Chip win %	23.7%	17.8%	5.9	pts

Slot handle	$6,192	$5,994	$198
Slot hold %	4.6%	4.0%	0.6	pts

Hotel Statistics

Occupancy %	95.0%	95.3%	(0.3)	pts
Average daily room rate (ADR)	$888	$797	$91
Revenue per available room (RevPAR)	$844	$759	$85
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.70% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
We revised the expected Rolling Chip win percentage during the three months ended March 31, 2025, due to the increase in Rolling Chip win percentage experienced over the last several years. The prior year has also been adjusted to conform to the current period presentation.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2025					TTM June 30, 2025
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$62	$56	90.3%	825,079	85.1%	$1,700

Shoppes at Four Seasons
Luxury Retail	28	25	89.3%	164,144	100.0%	5,295
Other Stores(3)	9	8	88.9%	83,538	84.2%	2,036
	37	33	89.2%	247,682	94.7%	4,337

Shoppes at Londoner	21	17	81.0%	517,603	75.6%	1,510

Shoppes at Parisian	5	3	60.0%	259,506	74.8%	471

Total Cotai Strip in Macao	125	109	87.2%	1,849,870	82.3%	1,974

The Shoppes at Marina Bay Sands	62	56	90.3%	620,513	98.8%	2,837

Total	$187	$165	88.2%	2,470,383	86.4%	$2,243
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	During the three months ended June 30, 2025, approximately 14,000 square feet of space was removed from the gross leasable area as it was taken off the market and not available for leasing.